Exhibit 10.1

Agreement of Purchase and Sale

Control Stock and Non-Affiliate Debt

The Agreement

Allied Security Innovations, Inc.

A Nevada Company quoted and trading on OTC Markets Symbol (ADSV)

Of the First Part:	Huijun He A Natural Person For A Company East West Fund, LLC organized and existing under the laws of the Province or State of California

(Hereinafter referred to as "Buyer")

AND

Of the Second Part	Mina Mar Corporation, incorporated under the laws of the State of Florida

(Hereinafter referred to hereafter as "MMG" or "Seller")

AND

Of the Third Part:	Emry Capital, Inc., incorporated under the laws of the State of Delaware

(Hereinafter referred to hereafter as the "ECI")

All three parties hereinafter referred to collectively as the "Parties"

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RECITALS

WHEREAS, MMG is in a position of control through ownership of 20,000 Series A Preferred Shares (200,000 common votes each) of the fully diluted outstanding equity securities of Allied Security Innovations, Inc., a Delaware corporation, trading on the OTC Markets under the ticker symbol "ADSV", (Hereinafter referred to as "ADSV" or the "Company");

AND WHEREAS, MMG's ownership of 20,000 Series A Preferred Shares represent 100% of all preferred shares of any series authorized and issued by ADSV;

AND WHEREAS, ECI is a creditor and has a Convertible Promissory Note (outstanding for a period exceeding 12 months) of $340,000.00 (0.0001) owing by ADS, that represents 100% of all ADSV debt and/or convertible notes;

AND WHEREAS, MMG and ECI have additional information regarding ADSV past operating and Corporate Governance history;

AND WHEREAS, MMG desires to sell the control position in ADSV,

AND WHEREAS, MMG is willing to provide additional assistance in providing corporate records and other assistance regarding corporate governance and history of ADSV;

AND WHEREAS, Buyer desires to arrange for the purchase of control of ADSV on behalf of a third party and update the corporate records, filings and information as required for reinstatement in good standing on the OTC Markets;

AND WHEREAS, Buyer also wishes to acquire MMG's controlling lock of Preferred Shares in ADSV, and ECI's Convertible Promissory Note for ADSV;

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein (the receipt and sufficiency of which are acknowledged by the Parties), and in reliance upon the representations and warranties contained in this Agreement the Parties hereto agree as follows:

I.	RECITALS; TRUE AND CORRECT

The above stated recitals are true and correct and are incorporated into this Agreement.

II.	SALE AND PURCHASE OF ASSETS

A.       MMG agrees to sell the controlling position in ADSV and ECI agrees to sell to Buyer under the terms and conditions of this Agreement in accordance with the financial commitments and sharing of expenses and proceeds as described in Schedule A in accordance with the following;

1.	ECI will formalize ADSV debt in the form of a Convertible Promissory Note (the "Note") in the amount of $340,000.
2.	ECI will be assign the Note to Buyer, or such other party designated by the Buyer.
3.	Seller agrees to provide all corporate records, financial information, information regarding corporate acquisitions and divestitures, rescission agreements and other information related to ADSV that is in the possession of, or available to Seller.
4.	Selling Parties will provide the minute books, which it warrants contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.
5.	Seller will provide Company's Articles of Incorporation and Corporate Bylaws. If the Minute Book is delinquent in terms of documentation, the Seller agrees to cooperate and furnish such information as may be required to bring the Minute Book up to date. If the documentation requires significant effort on the Seller's behalf, the Seller shall be entitled to reasonable compensation including any hard costs to outside parties.

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6.	Seller will deliver a copy of the directors' and shareholders' resolutions approving and authorizing the execution and delivery of this Agreement.
7.	Seller will provide resignations for all current officers and directors, and shall appoint such officers and directors as designated by the Buyer.
8.	Seller agrees to provide assistance in delivering any additional corporate records, financial information, information regarding corporate acquisitions and divestitures, rescission agreements and other information related to ADSV that is in the possession of, or available to Seller.
9.	Seller will deliver such other documents, at the Closing or subsequently, as may be reasonably requested by Buyer as necessary for the implementation and consummation of this Agreement.

B.              ECI agrees to assign the debt of $340,000.00 (0.0001) owing from ADSV to the Buyer or its designates.

C.              Seller agrees to deliver 20,000 shares of preferred stock of ADSV to Buyer or its designates.

III.	CONSIDERATION AND BUYER UNDERTAKINGS

A.	Buyer is to pay to Seller total consideration of $100,000.00 plus one-half of the net proceeds of the resale of the Company in accordance with Schedule A in exchange for the Note and the Preferred Shares. Initial consideration of $100,000 shall be paid as follows:
1.	MMG applies the initial deposit made by in 2019 of $50,000.
2.	Buyer shall deposit $50,000 into escrow for the benefit of MMG.

B.	Buyer shall release the cash consideration referred to in paragraph III.A immediately upon completion of paragraphs II.A.3 through 10.

C.	Buyer shall coordinate all necessary activities, documentation, filings and such other instruments as may be necessary to execute the acquisition of ADSV and for the resale of the Company as contemplated herein.

D.	No additional preferred shares, debentures or notes may be issued by the Buyer until the Seller receives re-sale payment or a buy-out as described in Schedule A.

IV.	REPRESENTATIONS AND UNDERTAKINGS OF SELLER

A.	Seller and ECI represent and warrants to Buyer that;

1.	Seller has good and sufficient right and authority to enter into this Agreement and the Transactions contemplated therein and to carry out its intentions and obligations setout therein;
2.	ADSV was and remains duly incorporated under laws of the jurisdiction of its incorporation and is, with respect to the filing of annual returns and the payment of fees required under the laws of the jurisdiction of its incorporation, in compliance with such laws, or to disclose to the Buyer such deficiencies as exist in such requirements;
3.	Seller has the capabilities to fully execute its obligations regarding ADSV as set out in the Agreement and has received the requisite majority approval of both its board of directors (the "Board") and of its shareholders (the "Shareholders") to enter into this Agreement;
4.	MMG represents that the preferred shares / control block of ADSV company are free and clear of any loans, liens or encumbrances and the 20,000 Series A Preferred Shares represent 100% of the series and 100% of all of the issued preferred stock.
5.	ECI represents that the Note represents all of the indebtedness of the Company and no other notes, liens or encumbrances exist.
6.	Seller represents that ADSV has had continuous operations and is not designated as a shell status company.

V.	HOLD HARMLESS BY BUYER

A.	Seller and ECI represent that they have done reasonable due diligence and investigation into the history, filings and financials of the Company and believe they have discovered and disclosed all material issues which could affect the Company, including outstanding notes, missing filings, regulatory issues and/or any other items which could affect the Company.
B.	Buyer acknowledges and has conducted its own due diligence with respect to publicly available information on the Company.
C.	In consideration of this Agreement and the consideration exchanged the Parties covenant and agree, for themselves and their agents, employees, legal representatives, heirs, executors or assigns, to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against another Party or, as applicable, its members, employees, directors, agents, officers, directors, subsidiaries, successors, affiliates and assigns, on account of any damages which may hereafter arise in relation to the condition of the Company.

VI.	GENERAL TERMS AND CONDITIONS

Notice to Seller or ECI:

Mina Mar Group (Agent) Miro Zecevic

500 S Australian Ave, #600

West Palm Beach, FL 33401

Tel 561 449 9443

minamargroup@gmail.com

Notice to Buyer:

225 S Lake Ave, Suite 300

Pasadena, CA 91101

Phone: (909) 331-8899, (812)-933-8888

(626) 488-1788

He8129338888@yahoo.com

Attn: Huijun He

THE REMAINDER OF THIS SECTION INTENTIONALLY LEFT BLANK FOLLOWED BY SIGNATURE PAGE

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IN WITNESS WHEREOF, the Parties hereto have executed this LOI as of the 17th day of April, 2021.

FOR SELLING PARTIES:

/s/ Miro Zecevic

Minna Mar Group, Inc.

Miro Zecevic

I certify that I have the authority to bind the corporation.

/s/ Zoran Cvetojevic

Emry Capital, Inc.

Zoran Cvetojevic

I certify that I have the authority to bind the corporation.

FOR BUYER:

/s/ Huijun He

East West Fund LLC

Huijun He

I certify that I have the authority to bind the corporation.

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SCHEDULE A"

1. The base selling price for ADSV which includes the Preferred Shares and the Note as defined in the body of this Agreement, is $100,000.

a.	Buyer deposited $50,000 with the Seller in 2019 which will be applied to this transaction.
b.	Seller will deposit $50,000 immediately into Escrow
i.	$20,000 which will be released to the Seller immediately for the OTC and TA fees described in 3 below.
ii.	$30,000 which will be released to the Seller immediately upon the supply of corporate information as described within the Agreement.

2. MMG and the Buyer will divide proceeds from the re-sale of the Company on a 50%-50% basis up to a total estimated resale price of $175,000.

3. Expense covered by Buyer out of the base selling price or $100,000:

a.	OTC Markets subscription fees
b.	Transfer Agent fees moving forward from Closing.

4. Expenses covered by Seller out of base selling price of $100,000:

a.	Delaware State Registration
b.	Transfer Agent amount owed
c.	Combined estimated total is $30,000

5. Expenses split by Buyer and Seller:

a.	50% of any retail commissions by Seller
b.	50% of any retail commission by

6. Expenses required for re-sale shall be reimbursed from the proceeds of re-sale over $100,000. The parties estimate that the gross expenses will total $15,000. The reimbursed expenses shall include commissions, additional legal fees, and Buyers fees from paragraph 3 above.

7. Re-sale profit above $100,000 plus the actual gross expenses and any commission shall be divided equally between MMG and the Buyer.

a. As an example, if the re-sale price is $150,000 then:

i.	The expenses of $15,000 are reimbursed
ii.	Estimated Commissions of $4,500 (3%) is split
iii.	MMG and the Buyer will each receive $15,250

b. There is no cap on the split unlet the Buyer chooses to retain Seller in order to make the Company an SEC Reporting Entity

8. Buyer has the option to "buy-out" MMG for $30,000 within 10 business days of the closing of the initial transaction.

9. Should the Buyer decide to make the Company an SEC Reporting Entity and retain Seller in order to accomplish the necessary filings then:

a.	The Buyer will retain the Seller and its service providers to perform the necessary filings under a separate agreement under which Seller will finance the filing.
b.	At the current time the MMG and the Buyer believe the Company will qualify for the OTC Markets QB exchange which would increase the re-sale value to $350,000 to $500,000.
c.	If the Buyer does retain MMG to complete the filing then MMG shall complete the work at its own cost.
d.	If MMG does perform and complete the filings then the re-sale proceeds above $175,000 shall be divided between the parties with 80% being paid to MMG and 20% to the Buyer.

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